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                          CARAUSTAR INDUSTRIES, INC.
                     DIVERSIFIED -- PACKAGING -- SOLUTIONS

                                                                         [LOGO]




FOR IMMEDIATE RELEASE
APRIL 20, 1999

                                          CONTACT:  H. Lee Thrash, III
                                                    Chief Financial Officer
                                                    (770) 948-3101




                      CARAUSTAR INDUSTRIES, INC. ANNOUNCES
              DEFINITIVE AGREEMENT TO ACQUIRE TENNECO PACKAGING'S
                            FOLDING CARTON BUSINESS


ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that it has entered into a definitive agreement to acquire Tenneco Packaging Inc.'s (Tenneco) folding carton business. Tenneco's folding carton business consists of five state-of-the-art folding carton plants located in Mentor, Ohio; Grand Rapids, Michigan; St. Louis, Missouri; Denver, Colorado; and Salt Lake City, Utah, along with five strategically located sales and technical support centers. The completion of the transaction is subject to various conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Act. Closing is expected to occur on or about May 20, 1999.

The Tenneco folding carton business had sales of $106.1 million in 1998 and consumed approximately 64 thousand tons of paperboard, of which approximately 37 thousand tons was recycled paperboard. With the addition of Tenneco's folding carton business, Caraustar's 1998 sales of cartons and custom packaging would have been $284.3 million with a folding carton market share of approximately 4.7 percent.

James L. Walden, vice president, carton and custom packaging for Caraustar, said, "The addition of the Tenneco carton business brings to Caraustar a number of exciting new products and product innovation opportunities. The business has a proven track record, a dynamic management team, well-equipped facilities and geographic coverage that fit well with Caraustar's growth plans in the folding carton business. Their strong customer base in growing niche markets, supported by continuous product development and innovation, will enhance our ability to deliver value to our customers and our company."

                                    - more -

  Phone 770 - 948 - 3101     --     P. O. Box 115     --     Austell, GA 30168
               3100 Washington Street    --    Austell, GA 30106
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April 20, 1999


This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "expect," "will," "would" and similar expressions may identify such forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Among the key factors that could cause such results to vary include Caraustar's ability to complete acquisitions and integrate the operations of acquired businesses, fluctuations in raw material prices and the economy in general, the degree and nature of competition, demand for Caraustar's products, changes in governmental regulations and numerous other factors discussed in Caraustar's filings with the Securities and Exchange Commission.

Caraustar Industries, Inc., a packaging company, is one of the largest and lowest-cost manufacturers and converters of recycled paperboard and packaging products. The company has maintained its industry low-cost status through diversification and integration from raw materials to finished products. Caraustar is the only major producer of recycled boxboard products that serves all four of the principal markets: tubes, cores and cans; folding cartons; gypsum wallboard facing paper; and miscellaneous "other specialty" and converted products. Caraustar currently has 89 operations located in the United States, Canada, Mexico and the United Kingdom.

More information about Caraustar is available at http://www.caraustar.com - our new web site on the Internet.

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